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                                                 August 24, 1995


The May Department Stores Company
611 Olive Street
St. Louis, Missouri  63101

Ladies and Gentlemen:

     We have acted as special counsel to The May Department Stores Company, a New York corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 24, 1995. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of $600,000,000 aggregate principal amount (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company) of the Company's debt securities (the "Securities"), which may be issued under one or more indentures, including the Amended and Restated Indenture, dated as of January 15, 1991, between the Company and The First National Bank of Chicago, as trustee (the "First Chicago Indenture"), and the Indenture, dated as of January 15, 1991, between the Company and Citibank, N.A., as trustee (the "Citibank Indenture" and, together with the First Chicago Indenture, the "Indentures").
We do not express any opinion herein as to the issuance of the Securities under any indenture other than the Indentures. Pursuant to Rule 429 under the Act, the prospectus included in the Registration Statement also relates to $200,000,000 aggregate principal amount of debt securities registered under Registration Statement No. 33-55255 (the "Prior Registration Statement").
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The May Department Stores Company
August 24, 1995
Page 2


     This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prior Registration Statement; (iii) an executed copy of each of the Indentures; (iv) the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into by the Company and the representatives of the several underwriters to be named therein (the "Underwriters"); (v) the form of distribution agreement (the "Distribution Agreement") proposed to be entered into by the Company and the agents to be named therein (the "Agents");
(vi) the Restated Certificate of Incorporation of the Company as in effect on the date hereof; (vii) the By-laws of the Company as in effect on the date hereof; (viii) the order of the Commission dated October 7, 1994 declaring the Registration Statement No. 33-55255 effective under the Act; and (ix) resolutions adopted by the Board of Directors of the Company or the Executive Committee thereof authorizing each of the Indentures, the form of Underwriting Agreement, the form of Distribution Agreement, the issuance and sale of the Securities and the proper officers of the Company to determine the final form and terms of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the
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The May Department Stores Company
August 24, 1995
Page 3


power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in  New York, and we do not
express any opinion as to the laws of any other jurisdiction.   The Securities
may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Each of the Indentures has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by
(x) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

     2. With respect to any series of Securities (the "Offered Securities"), when (i) the Registration Statement, as finally amended (including all necessary
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The May Department Stores Company
August 24, 1995
Page 4


post-effective amendments), has become effective, (ii) an appropriate Prospectus Supplement with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) the appropriate officers of the Company have taken all necessary corporate action to determine and approve the issuance and terms of the Offered Securities, (iv) the Underwriting Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, (v) the Distribution Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, if the Offered Securities are to be sold pursuant to such Distribution Agreement, (vi) the terms of the Offered Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) the Offered Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and delivered by the proper officers of the Company to the Underwriters or the purchasers thereof against payment therefor in accordance with the terms of the Underwriting Agreement or the Distribution Agreement, as the case may be, the Offered Securities will be valid and binding obligations of the Company entitled to the benefit of the applicable Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in
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The May Department Stores Company
August 24, 1995
Page 5


respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of the Offered Debt Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                           Very truly yours,

                                           Skadden, Arps, Slate,
                                             Meagher & Flom